UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2023

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OPAL Fuels Inc.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation)	001-40272 (Commission File Number)	98-1578357 (IRS Employer Identification No.)
One North Lexington Avenue, Suite 1450 White Plains, New York		10601
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (914) 705-4000

Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	OPAL	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 5, 2023, Ms. Ann Anthony gave notice of her intention to resign as Chief Financial Officer ("CFO") of OPAL Fuels Inc. (the “Company”) to pursue another professional opportunity. Ms. Anthony’s departure date has not yet been determined, but remains under discussion between the Company and Ms. Anthony. Ms. Anthony will, at the same time, resign from her positions as the Company’s Principal Financial Officer and Principal Accounting Officer.

Ms. Anthony’s resignation was not due to any disagreement with the Company or its independent registered public accounting firm on any matter relating to the Company’s operations, policies or practices.

On October 10, 2023, the board of directors of the Company appointed Mr. Scott Contino as Interim Chief Financial Officer. Mr. Contino will assist Ms. Anthony during the transition and take on the CFO role on the date of Ms. Anthony’s departure, once determined.

Mr. Contino, age 56, has worked for over twenty-five years at Fortistar LLC (“Fortistar”), a privately-owned investment firm that provides capital to build, grow and manage companies that address complex sustainability challenges. Mr. Contino has served as Fortistar’s CFO for the past eighteen years, where his principal responsibilities include company-wide accounting, tax, treasury and insurance matters. Prior to the formation of the Company, Mr. Contino was the CFO of its predecessor parent company. Mr. Contino received an MBA from INSEAD and a bachelor’s degree from Georgetown University.

The Company has entered into an interim services agreement (the “Interim Services Agreement”) with Fortistar in accordance with the terms and conditions of the existing administrative services agreement between the Company and Fortistar. Pursuant to the Interim Services Agreement, the Company will pay Fortistar a services fee as described below, which is substantially the same as the cash compensation that was paid to Ms. Anthony. A copy of the Interim Services Agreement is attached hereto as Exhibit 10.1.

The Company has commenced a search process for a new Chief Financial Officer. Mr. Contino will serve as Interim Chief Financial Officer, Principal Financial Officer and Principal Accounting Officer until the Company appoints a full-time replacement to fill such roles.

Mr. Contino will not receive any compensation directly from the Company in exchange for his services as our Chief Financial Officer. Rather, Mr. Contino’s services will be directly charged to us by Fortistar pursuant to the existing Administrative Services Agreement between the Company and Fortistar and the Interim Services Agreement, respectively, at an agreed hourly rate, such that the monthly total fees are not to exceed $50,000, on a cumulative basis.

There are no family relationships between Mr. Contino and any director or executive officer of the Company.

Item 7.01. Regulation FD Disclosure

On October 12, 2023, the Company issued a press release announcing the resignation of Ms. Anthony and the appointment of Mr. Contino on an interim basis. A copy of the press release is attached hereto as Exhibit 99.1.

The information disclosed under this Item 7.01, including the exhibit, is being “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing. By filing this Current Report on Form 8-K and furnishing this information, the Company makes no statement or admission as to the materiality of any information in this Item 7.01 or the exhibit attached hereto.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K, including the exhibit, contains forward-looking statements within the meaning of the federal securities laws. These forward looking statements are based on current expectations and are not guarantees of future performance. Further, the forward-looking statements are subject to the limitations listed in Exhibit 99.1 and in the other SEC reports of the Company, including that actual events or results may differ materially from those in the forward-looking statements.

Item 9.01. Financial Statements and Exhibits

Exhibit Number	Description
10.1	Interim Services Agreement dated October 12, 2023, between the Company and Fortistar
99.1	Press release dated October 12, 2023.
104	Cover Page Interactive Data File (embedded within the inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 12, 2023

OPAL Fuels Inc.

By:	/s/ John Coghlin
Name:	John Coghlin
Title:	General Counsel